Exhibit 23.1

The Board of Directors

Bank of Wilmington Corporation

We consent to the use of our report on the financial statements of Bank of Wilmington Corporation incorporated herein by reference from its Annual Report on Form 10-KSB for the year ended December 31, 2005.

/S/ DIXON HUGHES PLLC

Raleigh, North Carolina
April 25, 2006